UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 8, 2024

INTELLIGENT BIO SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39825	82-1512711
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

142 West, 57th Street, 11th Floor

New York, NY 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 828-8258

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INBS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2024, Intelligent Bio Solutions Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with several institutional and accredited investors for the sale by the Company of (i) 675,183 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) Series I Pre-Funded Common Stock purchase warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 1,548,150 shares of Common Stock, (iii) Series H-1 warrants to purchase up to an aggregate of 2,223,333 shares of Common Stock (the “Series H-1 Warrants”), and (iv) Series H-2 warrants to purchase up to an aggregate of 2,223,333 shares of Common Stock (the “Series H-2 Warrants” and, collectively with the Series H-1 Warrants and Pre-Funded Warrants, the “Warrants”), in a private placement offering (the “Offering”). The combined purchase price of one share of Common Stock (or one Pre-Funded Warrant) and accompanying Series H-1 Warrant and Series H-2 Warrant was $4.55. The Offering closed on March 12, 2024.

Subject to certain ownership limitations, the Warrants are exercisable upon issuance. Each Pre-Funded Warrant is exercisable into one share of Common Stock at a price per share of $0.01 (as adjusted from time to time in accordance with the terms thereof) and may be exercised at any time until the Pre-Funded Warrants are exercised in full. Each Series H-1 Warrant and Series H-2 Warrant is exercisable into one share of Common Stock at a price per share of $4.55 (as adjusted from time to time in accordance with the terms thereof). The Series H-1 Warrants have a term of eighteen months following the date a registration statement registering all warrant shares underlying the Series H-1 Warrants is declared effective by the United States Securities and Exchange Commission (“SEC”). The Series H-2 Warrants have a term of exercise equal to five (5) years, which will be reduced to 20 calendar days following any date the Company makes a public announcement of 510k clearance by the U.S. Food and Drug Administration of the Company’s Intelligent Fingerprinting Drug Screening System.

The gross proceeds to the Company from the Offering were approximately $10.1 million, before deducting the placement agent’s fees and other offering expenses, and excluding the proceeds, if any, from the cash exercise of the Warrants. The Company intends to use the net proceeds from the Offering for working capital and for general corporate purposes.

In connection with the Purchase Agreement, the Company entered in a Registration Rights Agreement and agreed to file by March 18, 2024, a resale registration statement (the “Resale Registration Statement”) with the SEC covering all shares of Common Stock sold to investors and the shares of Common Stock issuable upon exercise of the Warrants, and to use its best efforts to cause the Resale Registration Statement to be declared effective no later than April 22, 2024.

The Shares, the Warrants, and the shares issuable upon exercise of the Warrants were sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 of Regulation D promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants: (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of the transaction, and not to provide investors with any other factual information regarding the Company. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

On March 8, 2024, the Company entered into a Placement Agency Agreement with Ladenburg Thalmann & Co. Inc. (the “Agent”) pursuant to which the Company agreed to pay the Agent (i) a cash fee equal to 8.0% of the gross proceeds received by the Company in the Offering, (ii) a management fee equal to 1.0% of the gross proceeds received by the Company in the Offering, (iii) Common Stock purchase warrants to purchase such number of shares of common stock equal to 5% of the aggregate number Shares and Pre-Funded Warrants sold in the Offering, which warrants are to have an exercise price equal to 125% of the offering price per share and an expiration date of 5 years from issuance (the “Placement Agent Warrants”); (iv) a cash fee equal to 9.0% of the gross proceeds received by the Company from the cash exercise of any H-1 Warrants and H-2 Warrants; and (vi) reimbursement of the Agent’s expenses in an amount up to $145,000. The Placement Agent Warrants and the shares issuable upon exercise of the Placement Agent Warrants were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws.

The forms of the Purchase Agreement, the Registration Rights Agreement, the Placement Agency Agreement, the Series H-1 Warrant, the Series H-2 Warrant, the Pre-Funded Warrant, and the Placement Agent Warrants are filed as Exhibits 10.1, 10.2, 10.3, 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Offering and the Shares, Warrants and Placement Agent Warrants and the shares of Common Stock issuable thereunder is hereby incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On March 11, 2024, the Company issued a press release announcing the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On March 12, 2024, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

No.	Description
4.1	Form of Series H-1 Warrant
4.2	Form of Series H-2 Warrant
4.3	Form of Series I Pre-Funded Warrant
4.4	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement
10.2	Registration Rights Agreement
10.3	Placement Agency Agreement
99.1	Press release dated March 11, 2024
99.2	Press release dated March 12, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2024
INTELLIGENT BIO SOLUTIONS INC.

	By:	/s/ Spiro Sakiris
	Name:	Spiro Sakiris
	Title:	Chief Financial Officer